EXHIBIT 4.04

GLOBAL SECURITY

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

GOOGLE INC.

3.625% Note due 2021

PRINCIPAL AMOUNT: $500,000,000

CUSIP: 38259P AB8

No.: R-[1][2]

GOOGLE INC., a Delaware corporation (the “Company”, which term includes any successor thereto under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, the principal sum of FIVE HUNDRED MILLION DOLLARS ($500,000,000) (or such other principal amount as shall be set forth in the Schedule of Increases or Decreases in Note attached hereto) on May 19, 2021, in the coin or currency of the United States, and to pay interest thereon from May 19, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on May 19 and November 19 of each year, beginning on November 19, 2011, on said principal sum at said office or agency, in like coin or currency, at the rate of 3.625% per annum, on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at such rate on any overdue principal and premium and on any overdue installment of interest; provided that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the Register or by wire transfer as provided in the Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Record Date and may either be paid to the person in whose name this Security (or one or more

Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as, more fully provided in said Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture referred to on the reverse hereof.

IN WITNESS WHEREOF, GOOGLE INC. has caused this Note to be duly executed.

GOOGLE INC.

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication: May     , 2011

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:
Authorized Signatory

REVERSE OF NOTE

GOOGLE INC.

3.625% Note due 2021

This Note is one of a duly authorized issue of securities of the Company (hereinafter called the “Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture, dated as of May 19, 2011 (the “Indenture”), duly executed and delivered by the Company to The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee,” which term includes any successor trustee), to which the Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as in the Indenture provided. This Note is one of a series designated as the 3.625% Notes due 2021 of the Company, limited in aggregate principal amount to $1,000,000,000; provided, however, that the Company, without notice to or consent of the Holders, may issue additional Securities of this series and thereby increase such principal amount in the future, on the same terms and conditions (except for issue date, public offering price and, if applicable, the date from which interest accrues and the first Interest Payment Date). Any additional Securities shall be issued under a separate CUSIP number unless: (i) the additional Securities and the outstanding notes of the original series are treated as part of the same “issue” of debt instruments for U.S. federal income tax purposes; (ii) the additional Securities are issued pursuant to a “qualified reopening” of the outstanding notes of the original series for U.S. federal income tax purposes; or (iii) the additional Securities are, and the outstanding notes of the original series were, issued without original issue discount for U.S. federal income tax purposes.

Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Company shall pay interest on overdue principal, premium, if any, and, to the extent lawful, on overdue installments of interest at the rate per annum borne by this Note. If a payment date is not a Business Day as defined in the Indenture at a Place of Payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

In case an Event of Default (as defined in the Indenture) with respect to the 3.625% Notes due 2021 shall have occurred and be continuing, the principal hereof and the interest accrued hereon, if any, may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions that provide that the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of amending any provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities of such series to be affected with the written consent of the Holders of a majority in principal amount of the Outstanding Securities of such series affected by such amendment voting separately; provided that, without the consent of each Holder of the Securities of each series affected thereby, an amendment may not: (i) extend the Stated Maturity of the principal of, or any installment of interest on, such Holder’s Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Currency in which the principal of and premium, if any, or interest on such Security is denominated or payable, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or materially adversely affect the economic terms of the Holder’s right to convert or exchange any Security as may be provided in the Indenture; (ii) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of the Indenture or certain Defaults hereunder and their consequences provided for in the Indenture; (iii) modify any of the provisions of the Indenture governing amendments or waivers with the consent of Holders except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or (iv) modify, without the written consent of the Trustee, the rights, duties or immunities of the Trustee.

It is also provided in the Indenture that, subject to certain conditions and exceptions, the Holders of a majority in aggregate principal amount of a series of Securities at the time Outstanding may on behalf of the Holders of all of the Securities of such series waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of interest or any premium on or the principal of the Securities of such series or a Default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series. Upon any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights under the Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

The Notes will be issued in fully registered form without coupons in minimum denominations of $2,000 and multiples of $1,000 in excess thereof and are transferable and exchangeable at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, and in the manner and subject to the limitations provided in the Indenture.

The Notes are redeemable prior to maturity at the Company’s option, at any time in whole or from time to time in part, by paying a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (exclusive of interest accrued to the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable Treasury Rate plus 10 basis points, plus accrued and unpaid interest up to the date of redemption. Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of record of the Notes.

For the purposes of determining the redemption price, “Treasury Rate” means, with respect to any redemption date, the rate per year equal to: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue; provided that, if no maturity is within three months before or after the Remaining Life of the Notes to be redeemed, yields for the two published maturities most closely corresponding to the applicable Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semiannual equivalent yield to maturity of the applicable Comparable Treasury Issue, calculated using a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date. “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes. “Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time. “Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date. As used in the immediately preceding sentence and in the definition of “Treasury Rate” above, the term “business day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or obligated by law or executive order to close. “Reference Treasury Dealer” means (1) each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and J.P. Morgan Securities LLC, and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company shall substitute another Primary Treasury Dealer and (2) any other Primary Treasury Dealer selected by the Company.

Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, a new Note or Notes of authorized denominations for an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and, subject to the provisions hereof, interest hereon, and for all other purposes, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture or any indenture supplemental thereto or in any Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator as such, or against any past, present or future stockholder, officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

Terms used herein that are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this Note.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                                                           Attorney to transfer such Note on the books of the Issuer, with full power of substitution in the premises.

Signature:

Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEE

[Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.]

SCHEDULE OF INCREASES OR DECREASES IN NOTE

The initial principal amount of this Note is $500,000,000. The following increases or decreases in a part of this Note have been made:

Date	Amount of decrease in principal amount of this Note	Amount of increase in principal amount of this Note	Principal amount of this Note following such decrease (or increase)	Signature of authorized signatory of Trustee